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Exhibit 10.15

CROCS, INC.
AMENDED AND RESTATED 2007 SENIOR EXECUTIVE
DEFERRED COMPENSATION PLAN

        1.    Purpose.

        Crocs, Inc. (the "Company") hereby adopts the Crocs, Inc. Amended and Restated 2007 Senior Executive Deferred Compensation Plan (as amended and restated, the "Plan"). This Amended and Restated Plan is adopted to clarify and amend the Crocs, Inc. 2007 Senior Executive Deferred Compensation Plan. The Plan sets forth the terms of an unfunded deferred compensation plan for a select group of management and highly compensated employees of the Company as designated or to be designated by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Participants"). It is intended that the Plan constitute an unfunded "top hat plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to provide for the deferral of portions of performance bonuses ("Performance Bonuses") awarded pursuant to the Bonus Plan approved by the Committee on March 30, 2007 by the Company to Participants for the year ended December 31, 2007 (the "2007 Performance Period"), Performance Bonuses to be awarded in future years, and other compensation payable to Participants as determined by the Committee. The Plan shall be administered and construed in accordance with Section 409A of the Code and any administrative guidance issued thereunder.

        2.    Definitions.

        The following terms used in the Plan shall have the meanings set forth below:

        (a)   "2007 Performance Period" shall have the meaning set forth in Section 1.

        (b)   "Affiliate" means, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

        (c)   "Award Agreement" shall mean any agreement between the Company and a Participant for the payment to the Participant of compensation that is deferred under this Plan.

        (d)   "Beneficiary" shall mean any person, persons, trust or other entity designated by a Participant to receive benefits, if any, under the Plan upon such Participant's death. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or Plan Administrator.

        (e)   "Board" shall mean the Board of Directors of the Company

        (f)    "Change in Control" shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of its assets, within the meaning of Section 409A(a)(2)(A)(v) and Treasury Regulations § 1.409A-3(i)(5).

        (g)   "Claimant" shall have the meaning set forth in Section 9(a).

        (h)   "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations issued thereunder.

        (i)    "Committee" shall have the meaning set forth in Section 1.

        (j)    "Company" shall mean Crocs, Inc., any successor to all or a major portion of the Company's assets or business that assumes the obligations of the Company, and any other corporation or unincorporated trade or business that has adopted the Plan with the approval of the Company, and is a member of the same controlled group of corporations or the same group of trades or businesses under common control (within the meaning of Code sections 414(b) and 414(c) as modified by Code section 415(h)) as the Company, or an affiliated service group (as defined in Code section 414(m)) which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations under Code sections 414(o) and 409A or any other affiliated entity that is designated by the Company as eligible to adopt the Plan.

        (k)   "Deferral Account" shall mean the recordkeeping account, and any sub-accounts if determined by the Committee or the Plan Administrator to be necessary or appropriate for the proper administration of the Plan, established and maintained by the Company in the name of a Participant as provided in Section 4(b) for compensation payable to a Participant pursuant to a Deferral Agreement.

        (l)    "Deferral Agreement" shall mean an agreement executed by the Participant and the Company, in such form as approved by the Committee or the Plan Administrator, and as may be revised from time to time with respect to any one or more Participants by or at the direction of the Committee or Plan Administrator, whereby (A) the Participant (i) agrees to receive certain types of compensation in the future pursuant to the provisions of this Plan, (ii) elects to defer future compensation such Participant would otherwise be entitled to receive in cash from the Company, including an amount or percentage of compensation to be deferred, and/or (iii) makes such other elections as are permitted and provides such other information as is required under the Plan, and (B) the Participant specifies a schedule according to which the Participant will receive payout of his or her compensation that is payable in the future under this Plan. Each Deferral Agreement shall be consistent with this Plan and shall incorporate by its terms the provisions of this Plan.

        (m)  "Deferral Day" shall mean, for each Participant, the day on which the Company is required, by the terms of the applicable Deferral Agreement form or any other agreement between the Participant and the Company, to credit an amount to the Participant's Deferral Account under this Plan.

        (n)   "Disabled" shall mean a Participant who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's employer. This definition shall be construed and administered in accordance with the requirements of Code Section 409A(a)(2)(C) and Treasury Regulations § 1.409A-3(i)(4).

        (o)   "ERISA" shall have the meaning set forth in Section 1.

        (p)   "Fair Market Value" shall mean, on a given date of valuation, (i) with respect to any mutual fund, the closing net asset value as reported in The Wall Street Journal with respect to the date of valuation and (ii) with respect to a security traded on a national securities exchange or the NASDAQ National Market, the closing price on the date of valuation as reported in The Wall Street Journal.

        (q)   "Hypothetical Investments" shall have the meaning set forth in Section 4(d).

        (r)   "Involuntary Separation from Service" shall have the meaning set forth in Treasury Regulations § 1.409A-1(n).

        (s)   "Manager" shall have the meaning set forth in Section 4(d).

        (t)    "Officers" shall mean the officers of the Company and its Affiliates.

        (u)   "Participant" shall have the meaning set forth in Section 1. Participants will include individuals who are eligible to receive Performance Bonuses for the 2007 Performance Period.

        (v)   "Performance Bonus" shall have the meaning set forth in Section 1.

        (w)  "Plan" shall mean this Crocs, Inc. 2007 Senior Executive Deferred Compensation Plan.

        (x)   "Plan Administrator" shall mean the Plan Administrator, if any, appointed pursuant to Section 3(a).

        (y)   "Released Party" shall have the meaning set forth in Section 8(b)(iv).

        (z)   "Separation from Service" shall mean the cessation of employment with the Company. This definition shall be construed and administered in accordance with the requirements of Code Section 409A(a)(2)(A)(i) and Treasury Regulations § 1.409A-1(h).

        (aa) "Specified Employee" shall mean a key employee (as defined in Code Section 416(i) without regard to paragraph 5 thereof) of the Company or its affiliates, for so long as any of its stock is publicly traded on an established securities market or otherwise. This definition shall be construed and administered in accordance with the requirements of Code Section 409A(a)(2)(B)(i) and Treasury Regulations § 1.409A-1(i).

        (bb) "Target Bonus" shall mean the target Performance Bonus for each Participant as determined by the Board or the Committee.

        (cc) "Trust" shall mean any trust or trusts established or designated by the Company pursuant to Section 5(a) to hold assets in connection with the Plan.

        (dd) "Trustee" shall have the meaning set forth in Section 5(a).

        (ee) "Unforeseeable Emergency" shall mean a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant's Spouse, the Participant's beneficiary or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. This definition shall be construed and administered in accordance with the requirements of Code Section 409A(a)(2)(B)(ii) and Treasury Regulations §1.409A-3(i)(3).

        (ff)  "Unvested Account List" shall have the meaning set forth in Section 4(d).

        (gg) "Unvested Balance" shall have the meaning set forth in Section 4(k).

        (hh) "Vested Account List" shall have the meaning set forth in Section 4(d).

  (ii)
  "Voluntary Separation from Service" shall mean any Separation from Service that is not an Involuntary Separation from Service.

        3.    Authority and Administration of the Committee and Plan Administrator.

        (a)   Authorization of Committee or Plan Administrator.    The Committee shall administer the Plan and may select one or more persons to serve as the Plan Administrator. The Plan Administrator shall have authority to perform any act that the Committee is entitled to perform under this Plan, except to the extent that the Committee specifies limitations on the Plan Administrator's authority. The initial Plan Administrator shall be the Company's Chief Financial Officer. Any person selected to serve as the Plan Administrator may, but need not, be a Committee member or an officer or employee of the Company. However, if a person serving as Plan Administrator or a member of the Committee is a Participant, such person may not decide or vote on a matter affecting his interest as a Participant.

        (b)   Administration by Committee or Plan Administrator.    The Committee or Plan Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to reasonably construe and interpret the Plan, to reasonably define the terms used herein, to reasonably prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations reasonably necessary or advisable for the administration of the Plan. The

Committee or Plan Administrator may appoint additional agents and delegate thereto powers and duties under the Plan.

        4.    Deferral Agreements and Deferral Accounts.

        (a)   Deferral Agreement.    The Company and any Participant may agree to defer all or a portion of his or her compensation, under the terms provided in any Deferral Agreement form provided to the Participant in accordance with the Plan, by executing a completed Deferral Agreement. An election to defer compensation for a taxable year pursuant to a Deferral Agreement must be made not later than the close of the preceding taxable year, or at such other time provided in Treasury Regulations issued under Code Section 409A (or earlier date specified in the applicable Deferral Agreement form); provided that, in the case of the first year in which a Participant becomes eligible to participate in the Plan within the meaning of Code Section 409A and applicable administrative guidance, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate in the Plan (or earlier date specified in the applicable Deferral Agreement form); and, in the case of any performance-based compensation based on services performed over a period of at least twelve (12) months, such election may be made no later than six (6) months before the end of the period (or the earliest of such date, the day immediately prior to the date such compensation has become reasonably ascertainable, or date specified in the applicable Deferral Agreement form) provided that the Participant is continuously employed from the date that the applicable performance criteria are established through the date of the election. The Deferral Agreement form shall establish for each Participant the amount and type of compensation (including bonuses and/or salary) that may or shall be deferred pursuant to the Plan and such determination will be reflected on the relevant Deferral Agreement form, and may establish maximum or minimum amounts of aggregate deferrals that may be elected for a Participant. A Participant shall not be entitled to vary any term that is set forth in the Deferral Agreement form except to the extent that the form of Deferral Agreement itself permits variations.

        (b)   Establishment of Deferral Accounts.    The Committee or Plan Administrator shall establish a Deferral Account for each Participant. Each Deferral Account shall be maintained for the Participant solely as a bookkeeping entry by the Company to evidence unfunded obligations of the Company. For the 2007 Performance Period, Performance Bonuses in excess of 200% of the Participant's Target Bonus (together with hypothetical earnings thereon) will be deferred under the Plan and will vest ratably on a quarterly basis from December 31, 2007 through December 31, 2010 so that the fraction of the unvested balance thereof that vests on each calendar quarter ending after December 31, 2007 shall be equal to 1 divided by the number of calendar quarters beginning with such calendar quarter and ending before January 1, 2011; provided that any unvested balance thereof shall vest upon the death or Disability of the Participant or upon a Change in Control. All other compensation of a Participant that is deferred under the Plan will be 100% vested except as otherwise provided by the Committee in connection with the award of such compensation. A Participant's Deferral Account shall be credited with the amounts required to be credited to the Participant's Deferral Account pursuant to the Participant's initial Deferral Agreement or pursuant to any subsequent Deferral Agreement entered into by that Participant and the Company, in each case, less the amount of federal, state or local tax required by law to be withheld with respect to such amounts, unless such withholding is provided from another source, and shall be adjusted for Hypothetical Investment results as described herein.

        (c)    Rabbi Trust.    A rabbi trust (the "Trust") will be established in connection with the Plan. The Company will transfer to the Trust cash in the amount of the aggregate amounts deferred. The Trust will be irrevocable and will terminate on the earlier to occur of (i) all funds having been distributed from the Trust, or (ii) the date all obligations under the Plan have been satisfied. The Trust will provide that the assets of the Trust will be distributed only to or for the benefit of the Participants or their beneficiaries unless the insolvency provisions of the Trust apply, in which case, the Participants will become general creditors of the Company; provided that, upon Separation from Service of a Participant, the Trustee shall distribute to the Company a portion of the Trust equal to any unvested portion of the Participant's Deferral Account. The Company will be authorized to distribute part or all of a Participant's deferred compensation in marketable securities, to be selected by the Committee or Plan Administrator, rather than in cash. The Company will appoint an independent trustee for the Trust. The Committee shall select the initial independent trustee.

        (d)    Hypothetical Investments and Managers.    Subject to the provisions of Section 4(g), amounts credited to a Deferral Account shall be deemed to be invested in one or more hypothetical investments ("Hypothetical Investments"). Each Participant shall select an investment manager (a "Manager") from a list established by the Committee or Plan Administrator, and the Manager will then select Hypothetical Investments on the Participant's behalf. A Participant may select a successor Manager from such list of Managers from time to time. For the unvested portion of a Participant's Deferral Account, a Manager may select Hypothetical Investments from a list of investments selected from time to time by the Committee or Plan Administrator (the "Unvested Account List"), and subject to any limitation on permissible allocations among groups of Hypothetical Investments that the Committee or Plan Administrator may establish. For the vested portion of a Participant's Deferral Account (which shall be accounted for in a separate vested subaccount pursuant to Section 4(k)), a Manager may select Hypothetical Investments from a list of publicly available mutual funds, publicly traded stock and bonds selected from time to time by the Committee or Plan Administrator (the "Vested Account List"). No Hypothetical Investments may be made in any debt or equity issued by the Company or its Affiliates. The Committee or Plan Administrator shall consider requests from any Participant to add to the list of Managers and/or to the Vested Account List, and shall satisfy such requests if they are reasonably acceptable to the Committee or Plan Administrator. The Committee or Plan Administrator may change or discontinue any Hypothetical Investment or Manager if reasonably necessary to satisfy business objectives of the Company or its Affiliates; provided that, following a Change in Control, neither the Committee nor the Plan Administrator may change or modify the investment options existing immediately prior to such Change in Control in any manner that is adverse to the Participants. In any case, the Trust may (but will not be required to) make actual investments that mirror a Participant's Hypothetical Investments.

        (e)    List of Hypothetical Investments and Managers.    An initial list of Managers, an initial Unvested Account List, and an initial Vested Account List shall be established by the Board, the Committee or the Plan Administrator and each such list shall be provided to each Participant in connection with the initial Deferral Agreement.

        (f)    Investment of Deferral Accounts.    As provided in Sections 4(d), each Deferral Account shall be deemed to be invested in one or more Hypothetical Investments as of the date of the deferral or credit, as the case may be. The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments shall be credited and debited to, or otherwise reflected in, such Deferral Account from time to time in accordance with procedures established by the Committee or Plan Administrator. Unless otherwise determined by the Committee or Plan Administrator, amounts credited to a Deferral Account shall be deemed invested in Hypothetical Investments as of the date so credited. Each Participant shall assume the investment risk of the Hypothetical Investments.

        (g)    Allocation and Reallocation of Hypothetical Investments.    A Manager may allocate and reallocate amounts credited to a Participant's Deferral Account to one or more of the Hypothetical

Investments authorized under the Plan with such frequency as determined by the Committee or the Plan Administrator. Subject to the rules established by the Committee or Plan Administrator, a Manager may reallocate amounts credited to a Participant's Deferral Account to other Hypothetical Investments by filing with the Committee or Plan Administrator a notice, in such form as may be specified by the Committee or Plan Administrator. No Participant shall have the right, at any time, to direct a Manager to enter into specific transactions in connection with his or her Deferral Account; provided that this provision shall not prohibit the Participant from communicating with the Manager regarding Hypothetical Investments, including communication regarding preferred Hypothetical Investment objectives. Each Manager shall have the power to acquire and dispose of such Hypothetical Investments as the Manager determines necessary in connection with its portfolio. The Committee or Plan Administrator may restrict or prohibit reallocation of amounts deemed invested in specified Hypothetical Investments or invested by specified Managers to comply with applicable law or regulation.

        (h)    No Actual Investment.    Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Hypothetical Investments are to be used for measurement purposes only. A Participant's election of any such Hypothetical Investments, the allocation of such Hypothetical Investments to his or her Deferral Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Deferral Account shall not be considered or construed in any manner as an actual investment of his or her Deferral Account in any such Hypothetical Investments. In the event that the Committee, in its discretion, decides to cause the Trustee to invest funds in any or all of the Hypothetical Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

        (i)    Forfeiture of Unvested Portions of Deferral Accounts Upon Separation from Service.    Upon a Participant's Separation from Service, any unvested portion of the Participant's Deferral Account (excluding the portion, if any, that vests as a result of such termination) shall be forfeited and terminated in accordance with the applicable Deferral Agreement, except as otherwise determined by the Committee in its sole and absolute discretion.

        (j)    Change in Law.    If a future change in law would, in the judgment of the Committee or Plan Administrator, likely accelerate taxation to a Participant of amounts that would be credited to the Participant's Deferral Account in the future under the Participant's Deferral Agreement, the Company and the Participant will attempt to amend the Plan to satisfy the requirements of the change in law and, unless and until such an amendment is agreed to, Company shall cease deferrals under this Deferral Agreement on the effective date of such change in law; provided however, the Company shall not cease deferrals if such cessation would violate the provisions of Code Section 409A.

        (k)    Separate Maintenance of Vested Subaccounts.    A separate vested subaccount shall be established and maintained for each Participant who either (a) elects to defer amounts of salary and/or cash bonus payments pursuant to a Deferral Agreement, or (b) becomes vested in a portion of the unvested balance of the Participant's Deferral Account (the "Unvested Balance"). A Participant's vested subaccount shall constitute part of the Participant's Deferral Account. Whenever a portion of a Participant's Unvested Balance becomes vested, the portion that becomes vested shall be transferred to the Participant's separate vested subaccount. If a Participant elects to defer amounts of salary and cash bonus pursuant to a Deferral Agreement, the deferral salary and cash bonus shall be accounted for in the Participant's separate vested subaccount. The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments of amounts in a vested subaccount shall be credited and debited to, or otherwise reflected in, such vested subaccount from time to time in accordance with procedures established by the Committee or Plan Administrator. Unless otherwise determined by the Committee or Plan Administrator, amounts credited to a vested subaccount shall be deemed invested in Hypothetical Investments as of the date so credited.

        5.    Establishment of Trust.

        (a)    The Trust Agreement.    The Company will enter into a Trust Agreement for the Plan, providing for the establishment of a trust to be held and administered by an independent trustee (the "Trustee") designated in the Trust Agreement (the "Trust"). The Trustee shall be the agent for purposes of such duties delegated to the Trustee by the Committee or Plan Administrator as set forth in the Trust Agreement.

        (b)    Funding the Trust.    On the relevant Deferral Day, the Company shall deposit into the Trust cash or other assets, as specified in the applicable Deferral Agreement, equal to the aggregate amount required to be credited to the Participant's Deferral Account for that Deferral Day, less applicable taxes required to be withheld, if any. The assets of the Trust shall remain subject to the claims of the general creditors of the Company in the event of an insolvency of the Company. Assets of the Trust shall at all times be located within the United States.

        (c)    Taxes and Expenses of the Trust.    The Committee and the Plan Administrator shall make all investment decisions for the Trust, and no Participant shall be entitled to direct any investments of the Trust. All taxes on any gains and losses from the investment of the assets of the Trust shall be recognized by the Company and the taxes thereon shall be paid by the Company and shall not be recovered from the Deferral Accounts or the Trust. The third-party administrative expenses of the Plan and the Trust, including expenses charged by the Trustee to establish the Trust and the Trustee's annual fee per Deferral Account, shall be paid by the Company, and shall neither be payable by Trustee from the Trust nor reduce any Deferral Accounts; provided that any Managers' fees or other expenses incurred with respect to particular Hypothetical Investment or any asset of the Trust which corresponds to a particular Hypothetical Investment shall be charged to the Deferral Account that is deemed invested in such Hypothetical Investment. No part of the Company's internal expenses to administer the Plan, including overhead expenses, shall be charged to the Trust or the Deferral Accounts.

        6.    Settlement of Deferral Accounts.

        (a)    Payout Elections.    The Company shall pay or direct the Trustee to pay the net amount credited to a Deferral Account as elected by the Participant in the Participant's Deferral Agreement in accordance with the provisions of this Plan or as provided in an Award Agreement. A Participant shall be required to select one of the payout alternatives set forth in the form of Deferral Agreement provided to the Participant by the Plan Administrator. Except for payouts due to the death, Disability, Unforeseeable Emergency, Separation from Service of the Participant, or Change in Control, no payout of amounts credited to a Participant's Deferral Account shall occur prior to the fifteenth (15th) day of the first January following the calendar year of the Participant's Separation from Service with the Company, or, if later and if the Participant is then a Specified Employee, the first business day that is at least six (6) months after the termination of employment, except to the extent that a payment at an earlier date will not result in the imposition of additional tax and interest under IRC Section 409A. The Committee or Plan Administrator may allow a Participant to modify the Participant's Payout election if, and only to the extent that, the modification will not result in the imposition of additional taxes pursuant to transitional guidance issued by the IRS under Code Section 409A. The Committee or Plan Administrator may, in its sole discretion, allow a Participant to redefer the payout of his Deferral Account one or more times; provided, that (i) such redeferral may not take effect until at least twelve (12) months after the date on which such election is made; (ii) in the case of an election related to any payment other than a payment that would be made upon the Participant's death, Disability, or the occurrence of an Unforeseeable Emergency, the first payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and (iii) any election that would affect a scheduled payout may be made not less than twelve (12) months prior to the date of the first scheduled payout date. The preceding restrictions on redeferrals shall be construed and administered in accordance with the requirements of Code Section 409A(a)(4)(C) and Treasury Regulations § 1.409A-2(b). No Participant shall be entitled to accelerate the time or schedule of any payment under the Plan, except where an acceleration would not result in the imposition of additional tax under Code Section 409A.

        (b)    Payment in Cash or Securities.    The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash in an amount equal to or, at the option of the Committee, in marketable securities selected by the Committee with a Fair Market Value equal to the net amount credited to the applicable Deferral Account. Any such distributions to a Participant shall reduce the Company's obligations under the Plan to such Participant. The Company's obligation under the Plan may be satisfied by distributions from the Trust.

        (c)    Timing of Payments.

            (i)  Payments in settlement of a Participant's Deferral Account may be distributed no earlier than the Participant's Separation from Service, Disability, death, a specified time (or pursuant to a fixed schedule) specified in the applicable Deferral Agreement, Change in Control as specified in the applicable Deferral Agreement, or the occurrence of an Unforeseeable Emergency. A payment on account of a Voluntary Separation from Service may not be made before the date, which is six (6) months after the date of Separation from Service, except to the extent that a payment at an earlier date will not result in the imposition of additional tax under IRC Section 409A.

           (ii)  Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as directed by the Participant in the Participant's Deferral Agreement, unless otherwise provided in this Section 6. All amounts needed for a payment shall be deemed withdrawn from the Hypothetical Investments as close in time as is practicable to the requested payment date. If a Participant has elected to receive installment payments, the amount of the distribution payable is based upon the value of the Deferral Account at the time of the installment payment date and shall act to reduce Hypothetical Investments in the following order: (A) cash and money market accounts, and (B) each other Hypothetical Investment on a pro rata basis, based on the value of the Participant's Deferral Account. For purposes of a redeferral election as permitted under this Section 6, the right to receive installment payments shall be treated as a right to receive a series of separate payments. If a Participant has elected to receive partial payments of the amount in his or her Deferral Account, unpaid balances shall continue to be deemed to be invested in the Hypothetical Investments that such Participant has designated pursuant to Section 4(d) or 4(f).

        (d)    Distribution on Death.    In the event of a Participant's death prior to the payment of all net amounts credited to his or her Deferral Account, the net vested amount credited to a Participant's Deferral Account (including the amount that vests as a result of Participant's death) shall be paid to the Participant's designated Beneficiary in a single lump sum as soon as practicable after the Participant's death. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, the Participant's designated Beneficiary shall be the executor or personal representative of the Participant's estate, if a probate proceeding is open at the time for the distribution(s), and otherwise shall be the person(s) who would be entitled to the distribution(s) under the Participant's last will and /or revocable trust (if such will distributes the residuary estate to such trust) and otherwise to the person(s) who would inherit the Participant's property under the law of the Participant's last domicile. If the Committee or Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee or Plan Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Committee's or Plan Administrator's satisfaction. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Participant, and such Participant's interest in the Plan shall terminate upon such full payment of benefits.

        (e)    Distribution on Disability.    Irrespective of any elections made by a Participant, if the Committee or Plan Administrator determines that a Participant has become Disabled, the net vested amount credited to a Participant's Deferral Account (including the amount that vests as a result of Participant's Disability) shall be paid out in a single lump sum to the Participant.

        (f)    Distribution on Unforeseeable Emergency.    Other provisions of the Plan notwithstanding, if the Committee or Plan Administrator determines that the Participant has an Unforeseeable Emergency, the Committee or Plan Administrator shall direct the immediate lump sum payment to the Participant of vested amounts that the Committee or Plan Administrator determines to be necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement, compensation by insurance, any additional compensation that is available due to the cancellation of a deferral election upon a payment due to an unforeseeable emergency, or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The preceding sentence shall be construed and administered in accordance with the requirements of Code Section 409A(a)(2)(B)(ii) and Treasury Regulations § 1.409A-3(i)(3). If the Committee determines that a Participant has suffered an Unforeseeable Emergency, the Plan Administrator shall authorize the cessation of deferrals by such Participant under the Plan.

        (g)    Distribution in Event of Taxation.

            (i)  It is intended that a Participant will be subject to federal income taxes on amounts credited to the Participant's Deferral Account only when and as such amounts are distributed to the Participant. There can be no assurance that this objective will be accomplished. If a Participant is prematurely taxable on compensation deferred under the Plan, the Participant could also be subject to a 20% penalty tax on amounts deferred under the Plan under Code Section 409A. There are substantial uncertainties concerning how Code Section 409A will be interpreted and administered. If, for any reason, it has been determined that the Plan fails to meet the requirements of Code Section 409A and the regulations promulgated thereunder, the Committee or the Plan Administrator shall distribute to the Participant the portion of the Participant's Deferral Account that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and the regulations promulgated thereunder.

           (ii)  If, for any reason, it is determined that state, local or foreign tax obligations, or FICA, Medicare or income tax at source on wages imposed under Code Section 3401, arise from a Participant's participation in the Plan with respect to an amount deferred under the Plan before the amount is otherwise payable or made available to the Participant, the Committee may distribute an amount to the Participant (either in the form of withholding pursuant to provisions of applicable law or by distributions directly to the Participant) to reflect such tax obligation, provided the amount so distributed may not exceed the amount of such taxes due as a result of participation in the Plan.

        (h)    Effect on Deferral Account.    A Participant's Deferral Account shall be debited to the extent of any distributions to the Participant pursuant to this Section 6.

        7.    Amendment and Termination.

        (a)    Amendment.    The Committee, Plan Administrator or the Board may, with prospective or retroactive effect, amend or terminate the Plan (i) any time, if determined to be necessary, appropriate or advisable in response to administrative guidance issued under Code Section 409A or to comply with the provisions of Code Section 409A, or (ii) if no Participant is materially adversely affected by such action with respect to amounts required to be credited to the Participant's Deferral Account under any previously executed Deferral Agreement; (iii) if each Participant who is materially adversely affected by such action with respect to any rights previously accrued by the Participant under the Plan consents in writing to such action; or (iv) at the discretion of the Committee or Board, to provide for an acceleration of payments under the Plan in accordance with Treasury Regulation Section 1.409A-3(j)(4).

        (b)    Change in Control.    Notwithstanding the previous paragraph, following a Change in Control, the Plan will not be subject to amendment or termination without the prior written consent of each Participant who would be materially adversely affected by such action.

        (c)    Termination.    Notwithstanding any other provision to the contrary and except as may otherwise be provided by the Committee or Plan Administrator, the Plan shall terminate as soon as possible following the payment of all amounts in respect of all Deferral Accounts.

        8.    General Provisions.

        (a)    Limits on Transfer of Awards.    Other than by will, the laws of descent and distribution, or by appointing a Beneficiary, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant (or the Participant's Beneficiary) or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or the Participant's Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

        (b)    Waiver, Receipt and Release.

            (i)  As between the Participant and the Company, a Participant and the Participant's Beneficiary shall assume all risk (other than gross negligence of the Company or the Committee or Plan Administrator, or breach by the Company of the terms of this Plan) in connection with the Plan, Trust design, implementation or administration, Hypothetical Investment decisions made by the Participant's Manager and the resulting value of the Participant's Deferral Account, the selection and actions of the Trustee or any other third party providing services to the Company or the Trust in connection with the Plan or Trust (including their administrative and investment expenses), including any income taxes of the Participant or Participant's Beneficiary relating to or arising out of his or her participation in the Plan, and neither the Company nor the Committee or Plan Administrator shall be liable or responsible therefor other than as provided in Section 5(c); provided, however, that the Company may, in the sole and absolute discretion of the Committee, indemnify any Participant for any additional 20% tax imposed under Code Section 409A and any additional interest resulting from an inclusion in income under Code Section 409A as a result of any actions of the Company in administering or carrying out the purposes the Plan.

           (ii)  As a condition of being a Participant in the Plan, each Participant must sign a waiver (which may be a part of the Deferral Agreement) releasing the Company and its Affiliates, the Committee, the Plan Administrator, Officers and the Board from any claims and liabilities regarding the matters to which the Participant has assumed the risk as set forth in this Section. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for compensation deferred and relating to the Deferral Account to which the payments relate against the Company or any

  Affiliate or the Committee or Plan Administrator, and the Committee or Plan Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a waiver, receipt and release to such effect.

          (iii)  As a condition of being a Participant in the Plan, a Participant and the Participant's Beneficiary must acknowledge that they assume all risk in connection with (i) the performance of the Managers, (ii) the performance of the Hypothetical Investments, and (iii) the tax treatment of amounts deferred under or paid pursuant to the Plan, and the Company, the Committee, the Plan Administrator, and the Board shall not be liable or responsible therefor.

          (iv)  As a condition of being a Participant in the Plan, each Participant must sign a waiver releasing the Trustee and each of its Affiliates (each, a "Released Party") against any and all loss, claims, liability and expenses imposed on or incurred by any Released Party as a result of any acts taken or any failure to act by the Trustee, where such act or failure to act is in accordance with the directions from the Committee or Plan Administrator or any designee of the Committee or Plan Administrator.

           (v)  Subject only to the any indemnification of Participants in accordance with Section 8(b)(i), each Participant agrees to pay any taxes, penalties and interest such Participant or Beneficiary may incur in connection with his or her participation in this Plan, and further agrees to indemnify the Company and its Affiliates, the Committee, the Plan Administrator, Officers, the Board and the Company's agents for such taxes, penalties and interest the Participant or Participant's Beneficiary incurs and fails to pay and for which the Company is made liable by the appropriate tax authority.

        (c)    Unfunded Status of Awards, Creation of Trusts.    The Plan is intended to constitute an unfunded plan for deferred compensation and each Participant shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company.

        (d)    Participant Rights.    No provision of the Plan or transaction hereunder shall confer upon any Participant any right or impose upon any Participant any obligation to be employed by the Company or an Affiliate, or to interfere in any way with the right of the Company or an Affiliate to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 8(c) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

        (e)    Tax Withholding.    The Company shall have the right to deduct from amounts otherwise credited to or paid from a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld (including FICA taxes for social security and/or Medicare, as applicable).

        (f)    Governing Law; Jurisdiction.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of laws to the extent not pre-empted by federal law. Subject to Section 9(d), the enforcement or interpretation of the Plan and any disputes under or arising out of the Plan shall be submitted to the exclusive jurisdiction and venue of the federal and state courts located in the County of Denver, Colorado.

        (g)    Construction.    The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

        (h)    Severability.    In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

        (i)    Status.    The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in or to any Plan or Company assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of any Trust.

        (j)    Spouse's Interest.    The interest in the benefits hereunder of a Participant's spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

        (k)    Successors.    The provisions of the Plan shall bind the Company and its successors.

        9.    Claims Procedures.

        (a)    Presentation of Claim.    If any Participant or Beneficiary does not believe that he or she has received Plan benefits to which he or she is entitled, such person (a "Claimant") must file a written claim with the Plan Administrator or, if a Plan Administrator has not been appointed, the Committee under the procedures set forth in this Article. The claim must state with particularity the benefit or other determination desired by the Claimant. The claim must be accompanied with sufficient supporting documentation for the benefit or other determination requested by the Claimant.

        (b)    Notification of Decision.    The Committee or Plan Administrator shall consider a Claimant's claim and shall notify the Claimant in writing within twenty-five (25) days of receipt of the claim that either:

            (i)  the Claimant's requested determination has been made, and that the claim for benefits has been allowed in full; or

           (ii)  the Committee or Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

            (A)  specific reason or reasons the claim was denied;

            (B)  specific reference(s) to the pertinent Plan provisions upon which the decision was based;

            (C)  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

            (D)  an explanation of the claim review procedure set forth below;

            (E)  a statement of the Claimant's right to bring a civil action under ERISA in the event of an adverse determination upon review; and

            (F)  if the determination is with respect to a claim for benefits upon Disability, a disclosure of any internal rule, guidelines, protocol or similar criteria relied on in making the adverse determination or a statement that such information will be provided free of charge upon request.

        (c)    Review of a Denied Claim.    Within sixty (60) days (180 days for a Disability claim) after receiving a notice from the Committee or Plan Administrator that a claim has been denied in whole or in part, but not thereafter, a Claimant (or the Claimant's duly authorized representative) may file with the Committee, if the initial claim was reviewed by the Plan Administrator or, if not, the Committee's

designee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

            (i)  may submit any written comments, documents, records and other information relating to the claim;

           (ii)  may, upon reasonable request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim;

          (iii)  will be entitled to a review that takes into account all comments, documents, records and other information submitted by the Participant related to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

          (iv)  will be informed of such other matters as the Committee or its designee deems relevant; and

           (v)  if the review is for an adverse decision with respect to a claim for benefits upon Disability, no deference shall be given to the initial benefit determination. The review shall be conducted by a different individual than the person who made the initial benefit determination or a subordinate of that person. The following additional procedures will apply to the review of such an adverse benefit determination:

            (A)  In the case of a claim denied on the grounds of a medical judgment, the Committee will consult with a health professional with appropriate training and experience. The health care professional who is consulted on review will not be the same individual who was consulted, if any, regarding the initial benefit determination or a subordinate of that individual.

            (B)  A Claimant shall, on request and free of charge, be given reasonable access to, and copies of, all documents, records, and other information Relevant to the Claimant's claim for benefits. If the advice of a medical or vocational expert was obtained in connection with the initial benefit determination, the names of each such expert shall be provided on request by the Claimant, regardless of whether the advice was relied on by the Plan Administrator.

        The Committee or its designee shall conduct a full and fair review of the claim and the initial adverse benefit determination and notify the Claimant in writing of its decision within sixty (60) days (forty-five (45) days for a Disability claim) after receipt of Claimant's request for a review, unless such Committee or designee holds regularly scheduled meetings at least quarterly and the underlying claim is not a claim for benefits upon Disability.

        If the Committee or designee holds regularly scheduled meetings at least quarterly and the underlying claim is not a claim for benefits upon Disability, written notice of the Committee or designee's decision, in accordance with the following paragraph, shall be provided to the Claimant within five (5) days after the date when the benefit determination is made. The Committee or designee shall make its benefit determination no later than the date of the meeting immediately following its receipt of the Claimant's written request for review, provided that the such request was received more than thirty (30) days prior to such meeting. If the request for review is received within thirty (30) days prior to such meeting, the Committee or designee shall make its benefit determination no later than the date of the second meeting following the date of its receipt of the Claimant's written request for review. An extension of time for processing the written request for review is allowable if special circumstances require an extension, but such an extension shall not extend beyond the third meeting following the date of the Committee or designee's receipt of the Claimant's written request for review. Written notice of any extension of time shall be delivered or mailed within the initial determination period and shall include an explanation of the special circumstances requiring the extension and the date by which the Committee or designee expects to render the final decision.

        In the case of an adverse benefit determination, the notification shall set forth (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific Plan provisions on which the determination is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, (iv) a statement describing the voluntary arbitration procedures offered under the Plan and the right to bring an action under Section 502(a) of ERISA; and (v) if the determination is with respect to a claim for benefits upon Disability, the Claimant shall also receive (A) a disclosure of any internal rule, guidelines, protocol or similar criteria relied on in making the adverse determination or a statement that such information will be provided free of charge upon request, and (B) the statement that "You and your Plan may have other voluntary dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

        (d)    Elective Arbitration.    If a Claimant's claim described in Section 9(a) is denied pursuant to Sections 9(b) and 9(c) (an "Arbitrable Dispute"), the Claimant may, in lieu of the Claimant's right to bring a civil action under Section 502(a) of ERISA, and as the Claimant's only further recourse, submit the claim to final and binding arbitration in the city of Denver, state of Colorado, before an experienced employment arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Except as otherwise provided in this Section 9(d) or Section 9(f), each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, costs of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by each party (or, if applicable, each group of parties) to the arbitration. In any Arbitrable Dispute in which the Claimant prevails, the Company shall reimburse the Claimant's reasonable attorneys fees and related expenses. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute for which an arbitration is elected. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should any party attempt to resolve an Arbitrable Dispute for which an arbitration is elected by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys fees incurred as a result.

        (e)    Legal Action.    Prior to a Change in Control, except to enforce an arbitrator's award, no actions may be brought by a Claimant in any court with respect to an Arbitrable Dispute that is arbitrated.

        (f)    Following a Change in Control.    Upon the occurrence of a Change in Control, an independent party selected jointly by the Participants in the Plan prior to the Change in the Control and the Committee or the Plan Administrator or other appropriate person shall assume all duties and responsibilities of the Committee or Plan Administrator under this Article 9 and actions may be brought by a Claimant in any appropriate court with respect to an Arbitrable Dispute that is arbitrated. After a Change in Control, if any person or entity has failed to comply (or is threatening not to comply) with any of its obligations under the Plan, or takes or threatens to take any action to deny, diminish or to recover from any Participant the benefits intended to be provided thereunder, the Company shall reimburse the Participant for reasonable attorneys fees and related costs incurred in the pursuance or defense of the Participant's rights. If the Participant does not prevail, attorneys fees shall also be payable under the preceding sentence to the extent the Participant had reasonable justification for pursuing its claim, but only to the extent that the scope of such representation was reasonable.

        10.    Effective Date.

        The Plan is amended and restated as of December 20, 2007 with effect from June 30, 2007.

Crocs, Inc.
By:	/s/ Peter Case Chief Financial Officer

Merrill Lynch Trust Company A division of Merrill Lynch Bank & Trust Co., FSB 1300 Merrill Lynch Drive MSC-0303 Pennington, New Jersey 08534

[LOGO]

March 7, 2008

Mr. Erik Rebich
General Counsel & Secretary
Crocs, Inc.
6328 Monarch Park Place
Niwot, CO 80503

RE: Crocs, Inc. Senior Executive Deferred Compensation Plan

Dear Mr. Rebich,

        Thank you for submitting your Merrill Lynch FutureCompSM New Account Application for your non-qualified deferred compensation account(s).

        We have reviewed and approved the account(s) and provided your Merrill Lynch Financial Advisor with your account number(s). They are as follows:

Account number listing:

431-95Y41 FAO Ronald R. Snyder	431-95Y42 FAO John P. McCarvel
431-95Y43 FAO Michael C. Margolis	431-95Y44 FAO Peter S. Case

        Your accounts have been assigned to the North Region trust team. Your Trust Officer is Albert Boccardo at (609) 274-1320 and your Trust Administrator is Coleen Liverpool at (609) 274-5693.

Investment to the plan:

        You may now commence investment activity by calling your Financial Advisor as soon as a contribution to the plan is made, however, please be aware that all check deposits and check issuance requests must be forwarded to the Merrill Lynch Trust Company for processing, NOT your local branch office.

Below is our address for your convenience:

Mailing Address:	Overnight Courier
Merrill Lynch Trust Company	Merrill Lynch Trust Company
Employee Benefit Trust Administration	Employee Benefit Trust Administration
P.O. Box 1522	1300 Merrill Lynch Drive, MSC-0303
Pennington, New Jersey 08534	Pennington, New Jersey 08534
Attention: Coleen Liverpool	Attention: Coleen Liverpool

        To assure that you and your Plan Administrator have a complete file of all pertinent documents, enclosed please find the trust agreement, executed by Merrill Lynch Trust Company. We recommend that you maintain this Agreement in a file with your Deferred Compensation Plan and Adoption Agreement that you have already signed.

        As a courtesy to our clients, we have provided the FutureComp Informational Guide with the following additional sample forms under separate cover by email for your use in conjunction with your plan and trust account(s).

  •
  Contribution Form

  •
  Disbursement Form

  •
  Designation of Beneficiary Form

  •
  Eligible Participant/Payment Election Form

  •
  Sample Format for Plan Sponsor Department of Labor Filing (DOL)

        Your Financial Advisor is, of course, available to assist you with questions.

        Thank you for choosing the Merrill Lynch Trust Company for your retirement plan needs.

Sincerely,

MERRILL LYNCH TRUST COMPANY
A division of Merrill Lynch Bank & Trust Co., FSB

Enclosure

 NON-QUALIFIED PLAN
TRUST AGREEMENT

        This Non-Qualified Plan Trust Agreement ("Trust Agreement") entered into as of March 10, 2008 by and between Crocs, Inc. (the "Employer") and Merrill Lynch Bank & Trust Co., FSB, (the "the Trustee") with respect to a trust forming part of the CROCS, INC. 2007 SENIOR EXECUTIVE DEFERRED COMPENSATION PLAN, as the same may be amended from time to time (the "Plan").

        WHEREAS, the Employer has adopted the Non-Qualified Deferred Compensation Plan identified above.

        WHEREAS, the Employer has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

        WHEREAS, the Employer wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer's creditors in the event of the Employer's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974, as amended.

        WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment Of Trust

  (a)
  Deposit of Funds.    The Employer hereby deposits with the Trustee in trust such cash and/or marketable securities, if any, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

  (b)
  Irrevocability.    The Trust hereby established shall be irrevocable.

  (c)
  Grantor Trust.    The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

  (d)
  Trust Assets.    The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Employer. Any assets held by the Trust will be subject to the claims of the Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

  (e)
  Additional Deposits.    The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

  (f)
  Acceptance of Additional Deposits.    The Trustee shall not be obligated to receive such cash and/or property unless prior thereto the Trustee has agreed that such cash and/or property is acceptable to the Trustee and the Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as the Trustee may require. The Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to the Trustee; (b) compute any amount to be deposited under the Plan to the Trustee; or (c) determine whether amounts received by the Trustee comply with the Plan. Assets of the Trust may, in the Trustee's discretion, be held in an account with an affiliate of the Trustee.

  (g)
  Excess Amount.    Notwithstanding Section 1(b), the Employer may certify at any time to the Trustee a specified amount by which the assets of the Trust exceed all liabilities of the Plan (the "Excess Amount") and demand that the Trustee return the Excess Amount to the Employer. The Trustee shall be entitled to conclusively rely on any such certification, and shall return the Excess Amount to the Employer as soon as administratively practicable after receipt of such certification. The Trustee shall have no duty, responsibility, or authority to calculate any Excess Amount or to determine whether returning any Excess Amount to the Employer complies with any applicable laws or regulations. The Trustee shall not be liable to the Employer or any third-party for any damages whatsoever arising from Trustees return to the Employer of any Excess Amount.

Section 2. Payments To Plan Participants And Their Beneficiaries

  (a)
  Payment of Benefits by Trustee.    With respect to each Plan participant, the Employer shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer, it being understood between the parties hereto that (1) the Employer shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld and (2) the Employer shall be obligated to receive such withheld taxes from the Trustee and properly pay and report such amounts to the appropriate taxing authorities.

  (b)
  Entitlement to Benefits.    The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

  (c)
  Payment of Benefits by Employer.    The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. If the Employer determines to make a payment of a deferred compensation benefit directly to a

2

    participant or beneficiary as the benefit becomes payable to the participant or such participant's beneficiary under the terms of the Plan, the Employer shall notify the Trustee of the decision to make payment of the benefit directly to the participant or the participant's beneficiary prior to the time the benefit becomes payable to the participant or the participant's beneficiary. The Employer shall provide written certification to the Trustee evidencing such payment, and may at that time or at a subsequent time request reimbursement from the Trustee of the amount of such payment. The Trustee, upon receipt of such written certification and such request, shall distribute such amount to the Employer. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient.

  (d)
  No Duty to Determine Sufficiency.    The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the assets held in the Trust.

Section 3. Trustee Responsibility Regarding Payments In The Event Of Insolvency

  (a)
  Insolvency.    The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent. The Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

  (b)
  Notice of Insolvency.    At all times during the continuance of this Trust, as provided in Section 1 (d) hereof, the principal and income of the Trust, for which the Employer is treated as grantor and owner shall be subject to the claims of general creditors of the Employer under federal and state law as set forth below.

  (i)
  The Board of Directors and the Chief Executive Officer of the Employer (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform the Trustee in writing of the Insolvency of the Employer. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

  (ii)
  Unless the Trustee has actual knowledge of the Insolvency of the Employer, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of the Employer as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of the Employer.

  (iii)
  If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of the Employer. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

3

    (iv)
    The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

  (c)
  Amount of Payments after Insolvency.    Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that the Employer has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

  (d)
  Parent Assets after Insolvency.    Notwithstanding the foregoing provisions of this Section 3, to the extent a parent corporation, if any ("Parent"), contributes Parent stock or other assets to the Trust to satisfy any subsidiary corporation's obligations to the Plan participants and beneficiaries ("Parent Assets"), such Parent Assets are subject to claims of both the general creditors of the subsidiary corporation as well as the general creditors of the Parent.

Section 4. Payments To The Employer

        Except as provided in Section 1(g), Section 2(c) and Section 3 hereof, since the Trust is irrevocable, in accordance with Section 1(b) hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before the payment of all benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan and this Trust Agreement.

Section 5. Investment Authority

  (a)
  Investment of Principal and Interest.    The Trustee shall invest and reinvest the principal and income of the Trust as directed by the Employer (including directions that the Trustee follow Plan participants' deemed investment elections made in accordance with the terms of the Plan), which directions may be changed from time to time, all in accordance with procedures established by the Trustee. The Trustee may limit the categories of assets in which the Trust may be invested.

  (b)
  Voting Rights.    The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Employer, unless an investment adviser has been appointed pursuant to Section 5(d) and voting authority has been delegated to such investment adviser.

  (c)
  Substitution of Assets.    The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

  (d)
  Appointment of Investment Manager.    The Employer may appoint one or more investment managers, including any entities affiliated with the Trustee, who shall have the power to

4

    manage, acquire, or dispose of such portion of the assets of the Trust as the Employer shall determine subject to the following:

    (i)
    An investment manager shall act in accordance with the provisions of an investment management agreement entered into between it and the Employer, an executed copy of which investment management agreement shall be filed with the Trustee;

    (ii)
    Each such investment manager must be: (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) if not registered as an investment adviser under such Act because of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business and satisfied any applicable filing requirements; (iii) a bank, as defined in said Act; (iv) an insurance company qualified to manage, acquire and dispose of the assets of the Plan under the laws of more than one state of the United States; or (v) an independent third party that shall be designated or appointed by the Employer, and that shall provide investment advice on a discretionary or nondiscretionary basis with respect to that portion of the assets of the Trust as the Employer shall specify from time to time by written direction(s) to the Trustee;

    (iii)
    The indicia of ownership of the assets of the Trust shall be held by the Trustee at all times, unless another custodian is appointed by the Employer;

    (iv)
    Any entity affiliated with the Trustee may act as broker or dealer to execute transactions, including the purchase of any securities directly distributed, underwritten, or issued by an entity affiliated with the Trustee, at standard commission rates, mark-ups or concessions, and to provide other management or investment services with respect to such trust, including the custody of assets;

    (v)
    Any direction provided to the Trustee by an investment manager shall be provided in writing or given orally and confirmed in writing, or by telephonic or electronic methods acceptable to the Trustee as soon as practicable. Alternatively, an investment manager may provide investment instructions directly to the broker or dealer and receipt by the Trustee of a confirmation of the transaction from the broker or dealer shall be conclusive evidence of such transactions. In either case, the Trustee shall have the authority within twenty-four (24) hours of receipt of such direction from the investment manager or confirmation of a transaction to instruct the investment manager to rescind the transaction if the Trustee determines that the investment is inconsistent with its operational or administrative requirements; and

    (vi)
    The Trustee may pay any such investment manager for any such services from the assets of the Trust without reduction for any fees or compensation paid to the Trustee for its services as trustee.

        Notwithstanding any other provision of the Trust Agreement to the contrary, with respect to the investment of the assets of the Trust managed by an investment manager, the Trustee shall have only the duty to follow the directions of the investment manager and the Trustee shall not be liable to anyone and shall be completely indemnified and held harmless by the Employer:

    (I)
    for an act or omission of the investment manager (including an act or omission by the Trustee pursuant to the direction of the investment manager) with respect to the investment of such assets;

    (II)
    for failing to act with respect to the investment or reinvestment of such assets absent direction from the investment manager; or

5

    (III)
    for failing to invest, periodically review, diversify or otherwise deal with the investment of such assets.

        In the event the Employer is Insolvent for purposes of Section 3 and the Employer fails to provide effective investment instructions to the Trustee as provided in Section 5(a), the Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of the Trustee, to provide investment advice on a discretionary or nondiscretionary basis with respect to all or a specified portion of the assets of the Trust.

  (e)
  Powers of Trustee.    Subject to Section 5(a), the Trustee, or the Trustee's designee, is authorized and empowered:

  (i)
  To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

  (ii)
  To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

  (iii)
  To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

  (iv)
  To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

  (v)
  To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

  (vi)
  To settle, compromise or abandon all claims and demands in favor of or against the Trust;

  (vii)
  To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

  (viii)
  To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

  (ix)
  To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

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Section 6. Additional Powers Of The Trustee

        To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as the Trustee of the Trust, the Trustee shall have the following additional powers and authority:

  (a)
  To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

  (b)
  To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

  (c)
  To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

  (d)
  Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

Section 7. Disposition Of Income

        During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8. Accounting By The Trustee

        The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within ninety (90) calendar days following the close of each calendar year and within ninety (90) calendar days after removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee may satisfy its obligation under this Section 8 by rendering to the Employer monthly statements setting forth the information required by this Section separately for the month covered by the statement.

Section 9. Responsibility And Indemnity of the Trustee

  (a)
  Standard of Conduct.    The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by the Employer or in such other manner prescribed by the Trustee. The Trustee shall

7

    also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Employer which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

  (b)
  Indemnification of Trustee.    The Employer hereby indemnifies the Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Employer or any designee of the Employer, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Trustee is authorized to prosecute or defend actions, suits, claims or proceedings for the protection of Trust assets and of the Trustee in the performance of the duties of the Trustee and to represent the Trust in all actions, suits, claims or proceedings. The Trustee shall have the authority to pay, contest or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is deemed uncollectible by the Trustee. Notwithstanding the foregoing, the Trustee may only pay or settle a claim assessed against the Trust by the Employer if it is compelled to do so by a final order of a court of competent jurisdiction which is not subject to appeal. The Employer agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto. The Employer's obligations in the foregoing regard shall be satisfied promptly by the Employer, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Employer any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Employer.

  (c)
  Legal Counsel.    The Trustee may consult with legal counsel (who may also be counsel for the Employer generally) with respect to any of its duties or obligations hereunder.

  (d)
  Other Advisers.    The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

  (e)
  Authority of Trustee.    The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

  (f)
  Loan Against Insurance Policy.    However, notwithstanding the provisions of Section 9(e) above, the Trustee may loan to the Employer the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

  (g)
  Limitation on Trustee.    Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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Section 10. Compensation And Expenses Of The Trustee

        The Trustee is authorized, unless otherwise agreed by the Trustee, to withdraw from the Trust without direction from the Employer the amount of its fees in accordance with the fee schedule agreed to in writing by the Employer and the Trustee. The Employer shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust.

Section 11. Resignation And Removal Of The Trustee

  (a)
  Resignation of Trustee.    The Trustee may resign at any time by written notice to the Employer, which shall be effective sixty (60) calendar days after receipt of such notice unless the Employer and the Trustee agree otherwise.

  (b)
  Removal of Trustee.    The Trustee may be removed by the Employer on sixty (60) calendar days' written notice or upon shorter written notice accepted by the Trustee.

  (c)
  Transfer of Assets to Successor.

  (i)
  Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit, provided that the Trustee is provided assurance by the Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

  (ii)
  Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

Section 12. Appointment Of Successor

  (a)
  Employer Appointment of Successor.    If the Trustee resigns or is removed in accordance with Section 11(a) or Section 11(b), the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

  (b)
  Court Appointment of Successor.    If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12(a) hereof, by the effective date of resignation or removal under Section 11(a) or Section 11(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

  (c)
  Duty of Successor Trustee.    The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9. The successor Trustee shall not be responsible for and the Employer shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

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Section 13. Amendment Or Termination

  (a)
  Amendment.    This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section 1(b) hereof.

  (b)
  Termination by Employer.    The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Employer. Notwithstanding the preceding sentence, if Parent Assets remain in the Trust at termination, such Parent Assets shall be returned to Parent.

  (c)
  Termination with Participant Approval.    Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Employer. Notwithstanding the preceding sentence, if Parent Assets remain in the Trust at termination, such Parent Assets shall be returned to Parent.

Section 14. Miscellaneous

  (a)
  Severability.    Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

  (b)
  No Assignment of Benefits.    Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

  (c)
  Governing Law.    This Trust Agreement and its enforcement shall be governed by and construed in accordance with the laws of the State of New Jersey.

  (d)
  Survival.    The provisions of Sections 2(d), 3(b)(iii), 9(b) and 15 of this Trust Agreement shall survive termination of this Trust Agreement.

  (e)
  Conflict with Plan Document.    The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

  (f)
  Shareholder Communications Act.    The Employer agrees that the Trustee will not supply the Employer's name to issuers of any securities held in the Trust and, therefore, the Employer will not receive information regarding those securities directly from the issuer. Instead, the Employer will receive information from the Trustee, unless the Employer notifies the Trustee in writing otherwise.

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Section 15. Arbitration

        By signing this Trust Agreement, including this arbitration clause, the Employer and the Trustee agree as follows:

  •
  The Employer and the Trustee are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

  •
  Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.

  •
  The ability of the Employer and the Trustee to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

  •
  The arbitrators do not have to explain the reason(s) for their award.

  •
  The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

  •
  The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

  •
  The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this agreement.

        The undersigned Employer and the Trustee agree that all controversies which may arise between the Employer and the Trustee in connection with this Trust Agreement, including but not limited to those involving any transaction related to the Plan or the Plan accounts, or the construction, performance, or breach of this or any other agreement between the Employer and the Trustee, whether entered into prior to, on, or subsequent to the date hereof, shall be determined by arbitration.

        Any arbitration under this Trust Agreement shall be conducted only before the New York Stock Exchange, Inc. ("NYSE"), an arbitration facility provided by any other exchange of which Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF& S") is a member, or the National Association of Securities Dealers, Inc. ("NASD"), and in accordance with its rules then in force.

          The Employer may elect in the first instance whether arbitration shall be conducted before the NYSE, another exchange of which MLPF& S is a member, or the NASD. If the Employer fails to make such election, by registered letter or telegram addressed to:

    Director—Non-Qualified Deferred Compensation Product
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    Retirement Group
    1400 Merrill Lynch Drive, MSC 0602
    Pennington, NJ 08534

before the expiration of five (5) days after receipt of a written request from the Trustee to make such election, then the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

  (i)
  the class certification is denied;

  (ii)
  the class is decertified; or

  (iii)
  the person is excluded from the class by the court.

        Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Trust Agreement except to the extent stated herein.

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Employer Copy

        BY SIGNING THIS TRUST AGREEMENT, THE UNDERSIGNED EMPLOYER ACKNOWLEDGES (1) THAT, IN ACCORDANCE WITH THE ABOVE TERMS, THE UNDERSIGNED IS AGREEING ON BEHALF OF THE PLAN IN ADVANCE TO ARBITRATE ANY CONTROVERSIES WHICH MAY ARISE WITH THE TRUSTEE AND (2) RECEIPT OF A COPY OF THIS TRUST AGREEMENT, INCLUDING THIS ARBITRATION CLAUSE.

        IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

Merrill Lynch Bank & Trust Co., FSB		Crocs, Inc.
«Employer»
By:	/s/ A. Scott Roberts	By:	/s/ Erik Rebich
Name/Title:	A. Scott Roberts / Trust Officer	Name/Title:	Erik Rebich / Secretary
Date:	3.10.08	Date:	2/27/08
Add second signature if required:
		By:	/s/ Ronald R. Snyder
		Name/Title:	Ronald R. Snyder / President
		Date:	2/28/08

12

Trustee Copy

        BY SIGNING THIS TRUST AGREEMENT, THE UNDERSIGNED EMPLOYER ACKNOWLEDGES (1) THAT, IN ACCORDANCE WITH THE ABOVE TERMS, THE UNDERSIGNED IS AGREEING ON BEHALF OF THE PLAN IN ADVANCE TO ARBITRATE ANY CONTROVERSIES WHICH MAY ARISE WITH THE TRUSTEE AND (2) RECEIPT OF A COPY OF THIS TRUST AGREEMENT, INCLUDING THIS ARBITRATION CLAUSE.

        IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

Merrill Lynch Bank & Trust Co., FSB		Crocs, Inc.
«Employer»
By:	/s/ A. Scott Roberts	By:	/s/ Erik Rebich
Name/Title:	A. Scott Roberts / Trust Officer	Name/Title:	Erik Rebich / Secretary
Date:	3.10.08	Date:	2/27/08
Add second signature if required:
		By:	/s/ Ronald R. Snyder
		Name/Title:	Ronald R. Snyder / President
		Date:	2/28/08

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QuickLinks

  Exhibit 10.15
CROCS, INC. AMENDED AND RESTATED 2007 SENIOR EXECUTIVE DEFERRED COMPENSATION PLAN
NON-QUALIFIED PLAN TRUST AGREEMENT